SECURITIES & EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 17, 2002

AEP INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-14450	22-1916107
(Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey	07606
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 641-6600

Item 4. Change in Registrant's Certifying Accountant.

        The Audit Committee of the Board of Directors of Registrant has continually monitored the Arthur Andersen LLP situation and re-examined whether the retention of Arthur Andersen LLP as Registrant's independent outside auditors is appropriate. Pursuant to the recommendation by Registrant's Audit Committee, Registrant's Board of Directors, on July 15, 2002, decided that effective immediately Registrant shall dismiss Arthur Andersen LLP as auditors of Registrant and its subsidiaries.

        The Board of Directors, upon the recommendation of the Audit Committee, on July 15, 2002, approved the selection of KPMG LLP to serve as Registrant's independent outside auditors for the fiscal year ending October 31, 2002. KPMG will also review Registrant's third quarter financial information to be incorporated into Registrant's filing on Form 10-Q.

        Arthur Andersen LLP's reports on Registrant's financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles in connection with these audits, and through the date hereof there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in its report on Registrant's financial statements for such years. Also during those years and during the interim periods in the current fiscal year, there have been no "reportable events," as such term is used in Item 304(a)(1)(v) of Regulation S-K.

        As required under Securities and Exchange Commission regulations, the Registrant provided Arthur Andersen LLP with a copy of this Item and requested that Arthur Andersen LLP furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements by the Registrant in this Item and, if not, stating the respects in which it does not agree. The Registrant was informed by Arthur Andersen LLP that because of its current situation, Arthur Andersen LLP would not be able to provide such a letter.

        During the fiscal years ended October 31, 2001 and 2000, and through the date hereof, Registrant did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements or any other matters of reportable events as set forth in Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(6) Exhibits.

The exhibits listed below are filed as part of this report:

  99.
  Press Release, dated July 17, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC. (Registrant)
July 17, 2002	/s/ LAWRENCE R. NOLL
Lawrence R. Noll Vice President and Controller